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                                                                    Exhibit 7.12

                          PLEDGE AND SECURITY AGREEMENT

                              (Investment Property)

          THIS SECURITY AGREEMENT is made as of April 1, 1999, between:

                              RIVERSIDE GROUP, INC.
                         7800 Belfort Parkway, Suite 100
                             Jacksonville, FL 32256

                                 (the "Debtor")

                                       and

                               MITCHELL W. LEGLER,
                   as agent for the Holders (as defined below)
                               300-A Wharfside Way
                             Jacksonville, FL 32207

                              (the "Secured Party")

                               Recitation of Facts

         The Debtor is obligated to the holders (together with their successors and assigns, and persons who may later become holders, called "Holders") of certain secured 11% Promissory Notes dated as of April 1, 1999 (as they may be renewed or modified, called the "Notes") issued pursuant to a Credit Agreement of even date herewith (as it may be modified called the "Credit Agreement") by and among the initial Holders, the Secured Party and the Debtor. The Notes, the Credit Agreement and all present and future obligations of the Debtor to the Holders or the Secured Party of whatever nature, liquidated or contingent, incurred in connection with the Notes, the Credit Agreement, this Agreement or other Transaction Documents, as they may be modified or extended, are herein called the "Indebtedness."

                                    Agreement

         IN CONSIDERATION of the mutual benefits contained herein and to induce the Holders to extend credit constituting Indebtedness secured hereby, the parties hereto agree as follows:

         1. Definitions. The following terms shall have the meanings indicated below:


            "AFL Collateral" has the meaning ascribed to that term in the Credit Agreement.

            "Agreement" means this Security Agreement as it is amended from time to time.

            "Borrower" or "Debtor" means Riverside Group, Inc., a Florida corporation, and its successors and assigns, and shall include the plural as well as the singular.

            "Code" means the Uniform Commercial Code as in effect in the State of Florida as it shall be amended from time to time.

            "`Collateral" means all shares of capital stock owned by the Debtor described on Exhibit A hereto, and all replacements, substitutions (including securities into which such assets may be converted or exchanged), increases, profits, dividends and other income therefrom and proceeds thereof in any form and wherever located, and any and all other interests of any type or nature therein, including any rights or warrants relating thereto.

            "Control Agreement" means a written agreement pursuant to which the Security Interest in Collateral is perfected through "control," as that term is defined in Section 678.1061 of the Code.

            "Debtor" means the party or parties designated as such in the introductory paragraph hereof, and shall include the plural as well as the singular.

            "Default" means any event or circumstance which, with the passage of time, giving of notice or occurrence of any other contingency, would become an Event of Default.

            "Default Rate" means the rate specified in Section 3.2 of the Credit Agreement.

            "Event of Default" shall have the same meaning as is ascribed to that term in Section 9.1 of the Credit Agreement.

            "Imagine Rights" means the rights of Imagine Investments, Inc. pursuant to Section 9.7 of the Credit Agreement.

            "Indebtedness" has the meaning set forth in the Recitation of Facts.

            "Instruments" means all negotiable instruments (as defined in the Code) and any other writing which evidences the right to the payment of money and is not itself a security agreement or lien and is of a type which in the ordinary course of business is transferred by delivery with any necessary endorsement or assignment, but excluding Investment Property and in addition, includes all property included in the definition of "instrument" as used in the Code.

            "Intercreditor Agreement" has the meaning ascribed to that term in the Credit Agreement.

            "Investment Property" has the meaning set forth in Section 679-115(1)(f) of the Code.

            "Issuer" means any corporation the Securities of which constitute a part of the Collateral.

            "Obligor" means any person (whether a natural person, corporation, trust, joint venture, partnership, governmental agency or other entity) who is obligated under any Instrument.

            "Permitted Encumbrances" means any liens or other interests in the Collateral set forth on Exhibit B hereto, if any.

            "Secured Party" means that party described as such in the introductory paragraph hereof.

            "Security" has the meaning set forth in Section 678.1021(1)(o) of the Code.

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            "Security Interest" means the security interest (as that term is defined by the Code) granted by this Agreement.

            "Transaction Documents" means (a) this Agreement, (b) any Control Agreement, (c) the Notes, and (d) the Credit Agreement and all other Collateral Documents, as defined in the Credit Agreement.

         2. Grant of Security Interest. The Debtor hereby grants to the Secured Party, for the benefit of the Secured Party individually and as agent for the Holders from time to time, a continuing and unconditional security interest in the Collateral to secure the prompt, timely and complete repayment of the Indebtedness and the full, complete and timely performance of any and all existing or future obligations of the Borrower or Debtor under the Transaction Documents.

         3. Warranties of Debtor. The Debtor represents and warrants to the Secured Party that:

            (a) Good Title. Debtor is the owner of the Collateral free of all security interests or other encumbrances or claims except the Security Interest and Permitted Encumbrances.

            (b) No Defenses. Debtor does not have defense, set-off or counterclaim relating to any Indebtedness or any Transaction Document.

            (c) Intent and Effect of Transactions. This Agreement and the transactions contemplated herein (i) are not made or incurred with intent to hinder, delay or defraud any person to whom the Debtor has been, is now, or may hereafter become indebted; (ii) do not render the Debtor insolvent nor is the Debtor insolvent on the date of this Agreement; (iii) do not leave the Debtor with an unreasonably small capital with which to engage in its business or in any business or transaction in which it intends to engage; and (iv) are not entered into with the intent to incur, or with the belief that the Debtor would incur, debts that would be beyond its ability to pay as such debts mature.

         4. General Covenants of the Debtor. So long as this Agreement has not been terminated as provided hereafter, the Debtor:


            (a) Title. Will defend the Collateral against the claim of all other persons, subject to Permitted Encumbrances, if any;


            (b) No Encumbrances. Will keep the Collateral free of all security interests or other interests and encumbrances, except the Security interest and Permitted Encumbrances, if any;

            (c) No Sale, Etc. Except in accordance with the Credit Agreement and the Intercreditor Agreement, will not assign, deliver, sell, transfer, lease or otherwise dispose of (including dispositions by operation of law) any portion of the Collateral, or any interest therein without the prior written consent of Secured Party and will keep the Collateral at the addresses specified in this Agreement and the Debtor will not remove the Collateral from any such location without the prior written consent of Secured Party;

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            (d) Location of Debtor. Will notify Secured Party to writing 60 days in advance of any change in Debtor's address (or the address of its chief executive office if it has more than one address) from that specified above.

            (e) Perfection. Will execute and deliver to Secured Party such financing statements, stock certificates, Instruments, Control Agreements, and other documents, pay all reasonable costs, including costs of filing financing statements and other documents in any public offices reasonably requested by Secured Party, and take such other action as Secured Party may deem necessary to perfect the Security Interest created by this Security Agreement;

            (f) Taxes. Will pay all taxes, assessments and other charges of every nature which may be levied or assessed against the Collateral;

            (g) Documentary Tax. Will pay all documentary stamp taxes and intangible taxes and any penalties or interest with respect thereto, which may be imposed upon the Debtor, the Secured Party, any Transaction Document or this Agreement, or with respect to any advances or loans by the Secured Party or any Holders to the Debtor or the Borrower;

            (h) Further Assurances. Will take all other action reasonably requested by the Secured Party to effectuate the intent of this Agreement, to protect and preserve the Collateral, and to protect, preserve and perfect the Security Interest of the Secured Party; including, without limitation, any action required to comply with any laws or regulations governing the assignment of government obligations.

         5. Remedies.

            (a) If an Event of Default shall have occurred and be continuing, without waiving any of its rights under any Transaction Documents, the Secured Party, on behalf of the Secured Party individually and as agent for the Holders, and subject to the terms of the Intercreditor Agreement, shall have all rights and remedies of a secured party under the Code of any applicable jurisdiction and such other rights and remedies as may be available hereunder, under other applicable law or pursuant to contract. Debtor agrees that any notice by Secured Party of the sale or disposition of the Collateral or any other intended action hereunder, whether required by the Code or otherwise, shall constitute reasonable notice to Debtor if the notice is mailed to Debtor by regular or certified mail, postage prepaid, at least ten days before the action to be taken. Debtor also agrees to pay all reasonable costs and expenses incurred by the Secured Party or any Holder in enforcing this Agreement and realizing upon any Collateral (including reasonable attorneys' fees whether or not suit is brought and whether or not incurred in connection with trial, appeals or insolvency action) and the Borrower shall be liable for any deficiencies in the event the proceeds of the disposition of the Collateral do not satisfy the Indebtedness in full.

            (b) The Debtor agrees that in any sale of any Collateral the Secured Party is hereby authorized to comply with the Imagine Rights and to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including, without limitation, compliance with such procedures as may restrict the number of prospective bidders and purchasers of Securities or other Instruments, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral, or in order to obtain any required approval of the sale or of the purchaser by any governmental regulatory authority or official, and the Debtor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable or accountable to the Debtor for any discount or diminution in value caused by the fact that such Collateral is sold in compliance with any such limitation or restriction. The Debtor further agrees that any sales by the Secured Party shall not be considered to be other than "public sales" within the meaning of Section 679-504 of the Code solely because such sales or solicitations are structured to comply with such limitations or restrictions, the intent of the parties being that any public sale be subject to such limitations and restrictions.

            (c) Each Debtor agrees that after the occurrence and during the continuance of an Event of Default it will not sell or transfer or permit the sale or transfer of any Securities of the Issuer which are not Collateral if such transfer would reduce the amount of Collateral that could be sold by the Secured Party under Rule 144 or the Securities and Exchange Commission.

         6. Securities. If any part of the Collateral is Securities, the following provisions shall apply:

            (a) Voting Rights. Debtor irrevocably constitutes and appoints Secured Party, whether or not the Securities have been transferred into the name of Secured Party or its nominee, as Debtor's proxy with full power (subject to any prior right of AFL as to AFL Collateral) to:

                (i) attend all meetings of securities holders of the Issuer held after the date of this Agreement and to vote the Securities at those meetings in such manner as Secured Party shall in its sole discretion deem appropriate, including without limitation, in favor of liquidation of the Issuer;

                (ii) to consent in the sole discretion of Secured Party to any action by or concerning the Issuer for which the consent of the securities holders of the Issuer is or may be necessary or appropriate; and

                (iii) without limitation to do all things which Debtor could do as a security holder of the Issuer, giving to Secured Party full power of substitution and revocation.

Notwithstanding the foregoing, Debtor alone shall have the rights under this paragraph and Secured Party may not exercise those rights (whether or not the Securities have been transferred into the name of the Secured Party or its nominee) so long as no Event of Default has occurred and is continuing. The proxy contained in this paragraph shall terminate when this Agreement terminates as provided hereafter. Except to the extent otherwise provided in the AFL Collateral Documents or the Intercreditor Agreement, Debtor hereby agrees not to give or permit to exist any other proxies in derogation of this proxy so long as this Agreement is in force.

            (b) Transfer of Record. After the occurrence and during the continuance of an Event of Default and subject to the prior rights of AFL as to AFL Collateral, Debtor authorizes and appoints Secured Party, as Debtor's attorney-in-fact to transfer all or any part of the Instruments into Secured Party's name or that of its nominee so that Secured Party or its

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nominee may appear of record or on the records of any securities intermediary as the sole owner of the Instruments. After the occurrence and during the continuance of any Event of Default, Debtor waives all rights to be advised or to receive any notices, statements or communications received by Secured Party or its nominee as such record owner, and agrees that no proxy or proxies issued by Secured Party to Debtor or its designee shall thereafter be effective.

            (c)  Capital Stock.

                 (i) Representations. As to that portion of the Collateral which is composed of capital stock of Issuer ("Shares"), if any, Debtor hereby warrants (A) such Shares have been duly authorized, validly issued and are nonassessable, and (B) such Shares are not subject to any voting trust, shareholder agreement, or other agreement or instrument restricting the disposition, voting, encumbering or other rights of the holder or owner thereof, except as described in Exhibit C, if any.

                 (ii) Covenants. Debtor covenants that (A) it will not vote for or consent to and will oppose any corporate action relating to the amendment of the governing instruments of the Issuer, issuance of additional stock of Issuer or the merger, consolidation, sale of all or any substantial portion of the assets, liquidation, dissolution, recapitalization, capital reclassification, stock split, reverse stock split, stock dividend, exchange, conversion or other extraordinary corporate action on the part of the Issuer (collectively, "Reorganization"), unless such Reorganization is approved in writing by the Secured Party, such approval not to be unreasonably withheld, and which approval shall be deemed given 10 days after notice of a proposed Reorganization to the Secured Party unless a contrary instruction is received from the Secured Party during such period, (B) in the event of any Reorganization, whether or not approved by the Secured Party, all stock, other Securities, or other Distributions, property or proceeds receivable with respect to the Shares shall be delivered directly to the Secured Party to be held as Collateral and Debtor shall execute such stock powers and endorsements as Secured Party may require with respect thereto, (C) it will give written notice to the Secured Party promptly upon learning of any proposal to effect a Reorganization, together with copies of all proxy materials or similar information with respect thereto, and (D) take any and all other action which the Debtor is reasonably able to take that the Secured Party may deem necessary or desirable to ensure that the value, percentage interest, and voting power of the Shares is not diluted or otherwise adversely affected during the term of this Agreement.

                 (iii) Margin Stock. If any of the Shares are margin stock the
                       Borrower represents that no extension of credit by the Secured Party or any other person, including the Indebtedness, has been or will be used for purposes, directly or indirectly, of purchasing or carrying any

                       "margin stock" or is or will constitute a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System unless and only to the extent specifically stated in a Form FRB U-1 executed and delivered to the Secured Party at or prior to execution of this Agreement and agrees not to use any proceeds of the Indebtedness or any other extension of credit secured by any margin stock for any purposes that would violate Regulation U or other applicable laws or regulations governing margin stock. The Borrower does not engage as a material part of its business in extending credit to securities brokers or for the purpose of purchasing or carrying any margin stock.

     7.     Distributions.

            (a) Whether or not a Default has occurred but subject to holders of senior Permitted Encumbrances, Debtor assigns to, and authorizes Secured Party to receive, any interest, principal, dividends, distributions, or other income or payments of whatever nature (whether in cash or in kind) now or hereafter made in respect of the Collateral, including those made in connection with the dissolution, liquidation, sale of assets, merger, consolidation, or other reorganization of the Issuer of the Collateral, or any stock dividend, stock split, recapitalization, reclassification or otherwise (collectively, "Distributions"), to surrender such Collateral or any part thereof in exchange therefor, and to hold any such Distribution as part of the Collateral; provided, however, that Secured Party or its nominee need not collect any Distributions on any Collateral or give any notice of nonpayment with respect to such Distributions and further provided that if no Default shall have occurred (or would result), Debtor may receive for its own account any cash dividends declared and paid on any Securities out of net profits of the Issuer for the period.

            (b) Except as provided in Section 8(a), Debtor will hold any Distributions on the Shares in trust and deliver them promptly in the form received to Secured Party in the form received to hold as Collateral. Secured Party may apply any such cash Distributions to payment of any of the Indebtedness but, unless an Event of Default has occurred and is continuing, the Secured Party will take direction from the Debtor with respect to such application and Secured Party shall account for and pay over to Debtor any Distributions remaining after full payment of the Indebtedness, subject to the rights of any other person to such Distributions.

     8.     Miscellaneous Provisions.

            (a) Perfection. Debtor authorizes Secured Party at Debtor's expense to file any financing statements and/or Control Agreements relating to the Collateral (without Debtor's signature thereon) which Secured Party deems appropriate and Debtor appoints Secured Party as Debtor's attorney-in-fact to execute any such financing statements or Control Agreements in Debtor's name and to perform all other acts which Secured Party deems necessary to perfect and to continue perfection of the Security Interest.

            (b) Right to Perform Obligations. Upon Debtor's failure to perform any of its duties hereunder, Secured Party may, but it shall not be obligated to, perform any of such duties and Debtor shall forthwith upon demand reimburse Secured Party for any reasonable expenses incurred by Secured Party in so doing.

            (c) No Waiver. No delay or omission by Secured Party in exercising any right hereunder or with respect to any Indebtedness shall operate as a waiver of that or any other right, and no single or partial exercise of any right shall preclude Secured Party from any other or further exercise of the right or the exercise of any other right or remedy. Secured Party may cure any Default by Debtor in any reasonable manner without waiving the Default so cured and without waiving any other prior or subsequent Default by Debtor. All rights and remedies of Secured Party under this Agreement and under the Uniform Commercial Code shall be deemed cumulative.

            (d) Care of Collateral, Etc. Secured Party shall exercise reasonable care in the custody and preservation of the Collateral to the extent required by law and it shall be deemed to have exercised reasonable care if it takes such action for that purpose as Debtor shall reasonably request in writing; however, except as otherwise required by law no omission to do any act not requested by Debtor shall be deemed a failure to exercise reasonable care and no omission to comply with any requests by Debtor shall of itself be deemed a failure to exercise reasonable care. Secured Party shall have no obligation to take and Debtor shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any Instrument in Secured Party's possession as Collateral or as proceeds of the Collateral. Debtor waives notice of dishonor and protest of any Instrument constituting Collateral at any time held by Secured Party on which Debtor is in any way liable and waives notice of any other action taken by Secured Party.

            (e) Application of Payments. All payments on and other proceeds from the Collateral received by Secured Party in accordance herewith directly or from Debtor shall be applied promptly to the Indebtedness as set forth in the Credit Agreement.

            (f) Enforcement. Secured Party may demand, collect and sue for all proceeds of any Collateral (either in Debtor's name or Secured Party's name at the latter's option), with the right to enforce, compromise, settle or discharge any such amounts. Debtor appoints Secured Party as Debtor's attorney-in-fact to endorse Debtor's name on all checks, commercial paper and other instruments pertaining to Collateral or proceeds.

            (g) Assignment. The rights and benefits of Secured Party under this Agreement shall inure to any party acquiring an interest in the Indebtedness or any part thereof.

            (h) Benefit. The terms "Secured Party," "Holder," "Debtor," and "Borrower" as used in this agreement include the heirs, personal representatives and successors or assigns of those parties and this Agreement shall benefit and bind such parties. Except as provided in the Intercreditor Agreement, no other person, including any other shareholders of the Issuer, shall be a beneficiary of this Agreement. If more than one person is named herein as Debtor, the obligation hereunder shall be joint and several.

            (i) Amendment. This Agreement may not be modified or amended nor shall any provision of it be waived except in writing signed by Debtor and by an authorized officer of Secured Party.

            (j) Governing Law. This Agreement shall be construed under the Florida Uniform Commercial Code and any other applicable laws of Florida in effect from time to time.

            (k) Term. This Agreement is a continuing agreement which shall remain in force until Secured Party shall actually receive written notice of its termination and thereafter until all of the Indebtedness contracted for or created before receipt of the notice and any extensions or renewals of that Indebtedness (whether made before or after receipt of the notice), including without limitation all interest thereon both before and after receipt of the notice, shall be paid in full and any commitment of Secured Party or any Holder to extend credit to the Borrower or Debtor shall have terminated. Upon termination of the Agreement, the Secured Party shall take all steps reasonably requested (but at Debtor's cost) by Debtor to release its Security Interest.

            (l) Notices. Notices required or permitted to be given hereunder shall be given to the parties at the addresses set forth in the introductory paragraphs hereto or at such other address as may be designated in writing from time to time by one party to the other. Any such notices or communications shall be deemed to be received upon the earlier of actual receipt at the address provided or, if mailed, five business days after mailing, postage prepaid, by first class mail.

            (m) Powers. All powers granted to the Secured Party herein are coupled with an interest and are irrevocable.

            (n) No Usury. Notwithstanding anything herein or in the Transaction Documents or any evidence of Indebtedness, the Debtor shall not be required to pay nor shall the Secured Party or any Holder be entitled to charge any interest or charges in the nature of interest in excess of that permitted by applicable law and if any such excess is paid or charged, it shall be automatically deemed to be applied against the principal balance of the Indebtedness and, if no principal balance remains, shall be immediately repaid to the Debtor, together with interest on such excess amounts from the date charged at the highest lawful rate (or 25% per annum if there is no rate limitation). The Debtor hereby agrees that the right to require such application of excess charges is its exclusive remedy with respect thereto.

            (o) Approvals. If this Agreement calls for the approval or consent of the Secured Party, such approval or consent may be given or withheld in the discretion of the Secured Party unless otherwise specified herein.

            (p)  Jurisdiction, Service of Process.

                 (i) Any suit, action or proceeding against the Debtor with respect to this Agreement may be brought in the courts of the State of Florida or in the U.S. District Court for the Middle District of Florida as the Secured Party in its sole discretion may elect, and the Debtor hereby accepts the nonexclusive jurisdiction of those courts for the purpose of any suit, action or proceeding, agrees that any pleadings or service of process may be had in the same manner as is provided for written notice herein and agrees that such service shall be fully effective on Pledgor.

                 (ii) In addition, the Debtor hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect to any part thereof brought in the State of Florida and hereby further irrevocably

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

                       waives any claim that any suit, action or proceeding brought in the State of Florida has been brought in an inconvenient forum.

            (q) Waiver of Jury Trial. EACH DEBTOR AND SECURED PARTY, KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, HEREBY WAIVES ANY RIGHT IT MIGHT OTHERWISE HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, ANY TRANSACTION DOCUMENT, OR IN THE COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE SECURED PARTY EXTENDING CREDIT TO THE BORROWER.

            (r) Secured Party as Agent. The provisions of Article XIII of the Credit Agreement shall inure to the benefit of the Secured Party in respect of this Agreement and shall be binding upon the parties to the Credit Agreement in such respect. In furtherance and not in derogation of the rights, privileges and immunities of the Secured Party therein set forth:

                 (i) The Secured Party is authorized to take all such action as is provided to be taken by it as Secured Party hereunder and all other action incidental thereto. As to any matters not expressly provided for herein or in the Credit Agreement, the Secured Party may request instructions from the Holders and shall act or refrain from acting in accordance with written instructions from the 50% Holders (or, when expressly required by this Agreement or the Credit Agreement, all the Holders) or, in the absence of such instructions, in accordance with its discretion.

                 (ii) The Secured Party shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interest, whether impaired by operation of law or by reason of any action or omission to act on its part (other than any such action or inaction constituting gross negligence or willful misconduct). The Secured Party shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by the Debtor.

            (s) Appointment of Collateral Agents. At any time or times, in order to comply with any legal requirement in any jurisdiction or in order to effectuate any provision of the Transaction Documents, the Secured Party may appoint a bank or trust company or one or more other persons, either to act as collateral agent or agents, jointly with the Secured Party or separately, on behalf of the Secured Party and the Holders with such power and authority as may be necessary for the effectual operation of the provisions hereof and specified in the instrument of appointment (which may, in the discretion of the Secured Party, include provisions for the protection of such collateral agent similar to the provisions of Article XIII of the Credit Agreement and subsection (r) above, provided that the aggregate compensation for the Agent and all such collateral agents which shall be payable by the Debtor shall not exceed the amount of the Agent's fee under Section 13.9 of the Credit Agreement.

          (t) Releases. The Secured Party shall release Collateral as provided in Section 4.3 of the Credit Agreement.

     IN WITNESS WHEREOF, the Debtor has executed this instrument as of the date first stated above.

                                          DEBTOR

                                          RIVERSIDE GROUP, INC.

                                              /s/ Edward B. Salem
                                          By ___________________________________
                                                 Authorized Signer
                                             Its _________________ President

                              SCHEDULE OF EXHIBITS

     Exhibit                    Section Reference                                       Title
     -------                    -----------------                                       -----
        A           1 Definition of "Collateral,"                             Description of Pledged Stock
        B           1 Definition of "Permitted Encumbrances"                  Permitted Encumbrances

                                    EXHIBIT A

     (a) 2,002,337 shares of Wickes, Inc. common stock ("Wickes Shares") represented by certificates W0212, W0476, W0479-485, W0486, W0933, and W1049, as such certificates may now or hereafter be exchanged for new certificates, it being the intent of this agreement to pledge all Wickes Shares subject to the prior pledge to AFL.

     (b) 10,000,000 shares of Greenleaf Technologies Corporation common stock ("Greenleaf Shares") represented by certificates GL2027-GL2045.

                                    EXHIBIT B

     The pledge of security interest of American Founders Life Insurance Company, or its successors or assigns, in the Wickes Shares described on Exhibit A and all identifiable proceeds thereof as provided in the AFL Collateral Documents.

     The Imagine Rights as to the Wickes Shares.